EXHIBIT   2.1

CONFIRMATION OF MAILING

November 14, 2005

To the Following Securities Commission(s):

B.C. Securities Commission

Ontario Securities Commission

To the Following Stock Exchange(s):

Toronto Stock Exchange

Dear Sirs/Mesdames:

Re:

Minco Mining & Metals Corporation (the “Company”)

Unaudited Financial Statements for the period ended

September 30, 2005

We confirm that the following material was sent by pre-paid mail on November 14, 2005 to all shareholders of the Company whose names appear on the Company’s Supplemental Mailing List maintained by the Company.  However, we have not mailed material to Shareholders in cases where on three consecutive occasions, notice or other documents have been returned undelivered by the Post Office.

1.

Unaudited Financial Statements for the period ended September 30, 2005; and

2.

Management Discussion and Analysis for period ended September 30, 2005.

In compliance with regulations made under the Securities Act, we are providing this material to you on behalf of the Company.

Yours truly,

MINCO MINING & METALS CORPORATION

“Brigitte M. McArthur”

Brigitte M. McArthur

Corporate Secretary

1980 – 1055 W. Hastings St., Vancouver, BC  Canada  V6E 2E9

Tel: (604)688-8002 Fax: (604)688-8030 Toll Free: (888)288-8288

E-mail: info@minco.mining.com Website: www.mincomining.com